Exhibit 23.1

Independent Auditors' Consent

The Board of Directors
Ciber, Inc.:

        We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading "Experts" in the registration statement.

        Our report refers to a change in accounting for intangible assets in 2002 and for business combinations in 2001.

KPMG LLP

Denver, Colorado
March 26, 2003